UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2024

ECO SCIENCE SOLUTIONS, INC.
(Exact name of Company as specified in its charter)

Nevada	000-54803	46-4199032
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 S. El Camino Real #206

San Clemente, CA  92672

(Address of principal executive offices)

(833) 464-3726

   (Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On May 22, 2024, the Audit Committee and Board of Directors of Eco Science Solutions, Inc. approved the appointment of Fruci & Associates, PS (“Fruci”) as the Company's new independent registered public accounting firm, effective immediately, to perform independent review and audit services for the fiscal years ending January 31, 2024 and 2023. During the fiscal years ended January 31, 2024 and 2023 and through May 22, 2024, date of engagement, neither the Company, nor anyone on its behalf, consulted Fruci regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Fruci that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eco Science Solutions Inc.

Date: May 24, 2024	By:	/s/ Michael Rountree
	Name:	Michael Rountree
	Title:	Chief Executive Officer

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